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                                                                    EXHIBIT 23.2


                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Flowserve Corporation 1997 Stock Option Plan and the Flowserve Corporation 1999 Stock Option Plan of our report dated February 10, 2000, with respect to the consolidated financial statements and schedule of Flowserve Corporation included or incorporated by reference in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.


                                                     /s/ Ernst & Young LLP

Dallas, Texas
September 14, 2000